EXHIBIT NO. 99.4

                        MANAGEMENT AND LEASING AGREEMENT

      THIS MANAGEMENT AND LEASING AGREEMENT (this "Agreement"), dated as of this 8th day of October, 2003, is made and entered into by and between DEARBORN CENTER, L.L.C., a Delaware limited liability company ("Owner"), and PRIME GROUP REALTY SERVICES, INC., a Maryland corporation ("Manager").

                               R E C I T A L S:

      WHEREAS, Owner owns fee title in and to that certain property commonly known as Bank One Center and located at 131 South Dearborn, Chicago, Illinois, including all improvements located thereon, which property is legally described on Schedule A attached hereto and made a part hereof (the "Property"); and

      WHEREAS, Manager is experienced and qualified in the business of managing, marketing, leasing and operating properties such as the Property; and

      WHEREAS, Owner desires to engage and utilize the services and experience of Manager in connection with the management, marketing, leasing and operation of the Property; and

      WHEREAS, Manager desires and is willing to render such services and operate the Property, all upon the terms and subject to the conditions set forth in this Agreement.

                             A G R E E M E N T S:

      NOW, THEREFORE, in consideration of the foregoing Recitals (which Recitals are, by this reference, incorporated into the text of this Agreement as if fully set forth herein) and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Responsibilities of Manager.

      (a) Owner hereby engages and appoints Manager, on an exclusive basis, to manage, market, lease and operate the Property, which shall include, without limitation, the construction and installation (or the administration and/or supervision thereof) of any tenant improvements in, at or upon the Property, and Manager hereby accepts such engagement and appointment and, subject to the conditions set forth in this Agreement, agrees to manage, market, lease, supervise and operate, at Owner's expense, the Property in accordance with the terms, provisions, covenants and conditions set forth in this Agreement. During the Term (as defined in
      Section 4 below) of this Agreement, and subject to the limitations contained herein, Manager shall, subject to the provisions hereof, the Annual Leasing Plan and the Annual Budget, have (1) full authority to manage, market, lease and operate the Property as a mixed-use office and retail building in accordance with the terms and conditions hereof, (2) full and complete control and reign over, and use of, the entire Property, including, without limitation, its common areas, and (3) the right to determine operating policies, standards of operation, quality of service and any other matters affecting tenant or public relations with respect to the Property. Without limiting the generality of the foregoing, Manager shall have full authority and responsibility, at Owner's cost and expense, as follows:

            (i) Operational Policies and Forms. Subject to the applicable Annual Budgets (as defined in Section 1(a)(xii) below) and subject to Owner's reasonable supervision, Manager shall be permitted to establish and implement such operational policies and procedures, and develop such new policies and procedures, as Manager may deem reasonably necessary to cause or to ensure the establishment and maintenance of operational standards appropriate for the nature of the Property.

            (ii) Manager's Control. Subject to the terms and conditions of this Agreement, Manager shall have day-to-day responsibility for the operation of the Property. Manager shall, with the prior approval of Owner (which shall not be unreasonably withheld or delayed) determine, (a) rental rates and related concessions, and (b) charges to tenants for other Property services and for the use of the Property for all customary purposes. Manager shall, with Owner's supervision, determine (x) the terms of security at the Property,
            (y) policies relating to credit, and (z) all phases of publicity and promotion related to the Property. Notwithstanding the foregoing, Manager shall not decrease the minimum rental rates below, or increase the maximum tenant improvements allowance and other concessions above, the amounts which are specifically delineated therefor in the then adopted Annual Leasing Plan (as defined in Section 1(a)(xii) below) without first obtaining Owner's written consent thereto. Owner and Manager agree that, upon request from the other party, each promptly will deliver to the other, as the case may be, copies of all leases and amendments and modifications thereto and extensions, renewals and terminations thereof that may affect the Property from time to time.

            (iii) Information; Advertising. Subject to Owner's supervision, (a) Manager shall be permitted to develop any informational material, mass media releases and other related publicity materials that Manager deems necessary for the management, marketing, leasing and operation of the Property, and (b) to the extent approved in the Annual Budgets, Manager shall be permitted to advertise and promote the business of the Property at such times and in such manner as Manager deems appropriate.

            (iv) Regulatory Compliance. Manager shall use commercially reasonable efforts (a) to maintain and keep in full force and effect all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority with jurisdiction over the Property required for the management, marketing, leasing and operation of the Property, (b) to manage, market, lease and operate the Property in material compliance with all laws, statutes, codes, ordinances, rules and regulations of governmental authorities having jurisdiction over the Property (collectively, "Legal Requirements"), and (c) to comply with all Legal Requirements in performing Manager's obligations under this Agreement. In addition, Manager shall supervise and coordinate the preparation and filing of (and, where required to do so under the Legal Requirements, file) all reports or other information required by all state or other governmental agencies having jurisdiction over the Property, and shall deliver copies of all such reports and information to Owner upon request. Upon the expiration or other termination of this Agreement, any and all licenses, permits and approvals which Manager has obtained and which relate to the Property or to the use or operation thereof or the construction or installation of improvements thereon (all of which shall be in Owner's name except if otherwise required by applicable Legal Requirements), shall be delivered to Owner or Owner's designee. Further, Manager understands and agrees that, in connection with any financing Owner obtains for the Property, the Lender (as defined in Section 1(a)(vii)) of such financing may require that Manager's or Owner's interest, as the case may be, in any and all such licenses, permits, qualifications and approvals be assigned to such lender for collateral purposes. Manager hereby agrees to execute and deliver any such collateral assignment and other documents which are reasonably required by any such lender and acceptable to Manager promptly upon request therefor by Owner. In the event any alterations, additions or improvements, structural or non-structural, shall be required to be made to the Property to comply with any Legal Requirements, such alterations, additions and improvements shall be the responsibility of and shall be performed at the sole expense of Owner but as part of Manager's duties hereunder Manager will supervise same on behalf of Owner. Manager shall defend, if requested by Owner, any actions, suits or other proceedings alleging non-compliance with any Legal Requirements. Manager shall contest, if requested by Owner, by appropriate legal proceedings conducted in good faith, in the name of Manager or Owner, or both, the validity or application of any Legal Requirements. If Owner shall approve any such contest, Owner shall execute and deliver any appropriate documents which may be necessary or proper to permit Manager to prosecute such contest.

            (v) Equipment and Improvements. Subject to the applicable Annual Budget, Manager shall, on behalf of Owner, acquire and install or effect the acquisition and installation of equipment and improvements which are needed (a) to maintain or upgrade the quality of the Property or its services, (b) to replace obsolete or run-down equipment, or (c) to correct any other deficiencies which may be identified by Manager during the Term of this Agreement. In connection therewith, Manager shall make, or engage third parties to make, all such repairs, replacements and maintenance and shall cause to be acquired all necessary equipment, including replacement equipment.

            (vi) Accounting. Manager shall supervise and coordinate accounting support to, and prepare and maintain books, records and reports for, the Property and the Owner, including the following:

                  A. a monthly  balance sheet and  statement of  operations  for
                     Owner;

                  B. tenant billing records;

                  C. accounts receivable and collection records;

                  D. accounts payable records;

                  E. all payroll functions, including preparation of payroll checks, establishment of depository accounts for withholding taxes, payment of such withholding taxes (at Owner's sole expense), filing of payroll reports and the issuance of W-2 forms to all employees, if any;

                  F. a complete general ledger for the purposes of recording and summarizing all transactions for the Property;

                  G. the preparation and filing of all necessary reports as required by any and all governmental authorities having jurisdiction over the Property or the operation thereof. Manager shall file, on its own behalf or on behalf of Owner, all such reports as are required to be filed by Manager or Owner;

                  H. monthly occupancy and tenant delinquency reports; and

                  I. regular leasing reports for the Property setting forth the common area charges, taxes and insurance incurred or payable (or expected to be incurred or payable) with respect to the operation of the Property and each tenant's proportionate share thereof.

                  In connection  with the  performance  of its duties under this
            Section 1(a)(vi), Manager will develop accounting procedures and systems to facilitate the preparation of the books, records and reports (the "Accounting Procedures"). All Accounting Procedures developed by Manager shall comply with generally accepted accounting principles ("GAAP") and will not materially distort income or loss from the operation of the Property. Any modifications to the Accounting Procedures will be subject to Owner's approval, which will not be unreasonably withheld or delayed. Subject to the applicable Annual Budgets, nothing herein shall preclude Manager at Owner's cost from engaging a third party to assist it in the performance of the accounting duties provided for herein including, without limitation, Owner's independent accounting firm (the "Company Accountant"); provided that the cost of the accounting duties described in Section 1(a)(vi)(A)-(I), inclusive, will be borne by Manager and not by Owner. Manager shall maintain such books and records either at the Property or Manager's principal place of business in Chicago, Illinois. Owner, or any agents or employees of Owner or the Company Accountant shall have the right from time to time, during normal business hours and upon reasonable prior notice to Manager, to examine such books and records at the offices of Manager.

            (vii) Operating and Tax Reports. In addition to the reports to be prepared by Manager pursuant to Section 1(a)(vi) of this Agreement, Manager will supervise and coordinate the preparation of the following operating and tax information for the Property and Owner, all of which will be prepared (to the extent applicable) in accordance with GAAP:

                  A. Within twenty (20) days after the end of each calendar month, (1) an unaudited balance sheet for Owner, dated as of the last day of such month, and unaudited statements of income and expenses (with budget variance explanation) and cash flow for such month relating to the operation of the Property (collectively, the "Monthly Statements"), (2) a leasing report detailing letters of intent and leases entered into in the previous calendar month and information regarding any lease renewals, modifications, extensions and terminations (if any) during the previous calendar month; (3) a capital expenditures report detailing the nature and amount of capital expenditures made in the previous calendar month; and (4) bank account reconciliations and copies of bank statements.

                  B. Within thirty (30) days after the end of each calendar quarter (other than the last calendar quarter of each year),
                  (1) an unaudited balance sheet for Owner, dated as of the last day of such calendar quarter, and unaudited statements of income and expense (with budget variance explanation) and cash flow for such quarter relating to the operation of the
                  Property,   (2)  a  report  containing  information  regarding
                  changes in the capital accounts of Owner's members (the "Statement of Capital Accounts"), which shall include the amount of capital contributions credited to each member's capital account during such period, any distribution received by any member during such period, and any items of profit or loss from Owner's activities and the operation of the Property during such period, and (3) a quarterly marketing report relating to the leasing activity at the Property.

                  C. Within ninety (90) days after the end of each calendar year
                  (1) a final unaudited balance sheet for Owner, dated as of December 31 of each calendar year during the Term, and unaudited statements of income and expenses (with budget variance explanation) and cash flow for such calendar year, in sufficient detail to enable the Company Accountant to audit the financial statements for Owner and the Property, and (2) a Statement of Capital Accounts for such calendar year.

                  D. At such time or times as may be required by the loan documents for Owner's mortgage loan encumbering the Property (the "Loan Documents"), Manager will prepare and submit to Owner and the relevant lenders (individually and collectively, the "Lender") such financial reports as may be required by the Loan Documents. Manager will familiarize itself with the provisions contained in Owner's Loan Documents and shall, to the extent funds are made available to Manager hereunder for such purpose, use commercially reasonable efforts to keep Owner and the Property in compliance with all material provisions thereof; provided, however, that the foregoing requirement does not include any obligation to make payments of debt service under any Loan Documents or any other amount payable to the Lender pursuant to Owner's Loan Documents. Manager acknowledges that the Loan Documents provide for a holdback of $22,500,000 to be used to pay costs incurred by the Owner for tenant improvements and leasing commissions (the "Holdback Amount"), and that, subject to the requirements of the Lender, such funds are intended by Owner to be utilized to pay for such costs prior to any utilization of the Operating Account (defined below) or other funds of Owner for such costs. Therefore, any delay in receiving these funds in connection with the draw process set forth in the Loan Documents shall not be a default by Owner under this Agreement or Schedule B attached.

                  E. Manager also shall prepare and submit to Owner and its members, such monthly, quarterly and annual returns and reports for Owner and the Property containing such information as may be reasonably necessary for Owner and its members to prepare and file on a timely basis any monthly, quarterly and/or annual returns or reports required to be filed by Owner or any of its members with the Securities and Exchange Commission, the Internal Revenue Service or other governmental bodies and such other reports and information as Owner or Prime Group Realty, L.P. ("PGRLP") reasonably requests including, without limitation, such information as PGRLP reasonably requests with respect to reporting and other requirements applicable to real estate investment trusts generally and Prime Group Realty Trust, in particular.

            Owner will provide Manager with such information as Manager reasonably requests to enable Manager to timely prepare all reports required to be prepared by Manager including, without limitation, the Loan Documents and information relating to the distribution and other transactions affecting the members' capital accounts. Manager shall not be considered to be in default of any of its obligations under this Section 1(a)(vii) if Manager is unable to complete and deliver any reports required hereunder because Owner or PGRLP fails to promptly deliver any information reasonably requested by Manager. Owner and Manager hereby acknowledge and agree that Manager shall be responsible for the preparation and maintenance of all books and records of the Property and Owner including, without limitation, the accounting and tax records for Owner and the Property and that Manager shall be responsible for the preparation of all Federal, state and local income tax returns and reports for Owner and the Property. In this regard, Owner agrees to promptly deliver to Manager all bank statements received by Owner for the Company Account, the Operating Account and any other bank or similar account maintained by Owner with respect to the Property and to promptly notify Manager of any and all transactions, withdrawals, payments, receipts, wire transfers and other activity in any such accounts to enable Manager to maintain and prepare all of the accounting, income tax and other books and records for Owner and the Property. Owner agrees to pay Manager (in addition to the Management Fees (defined below) and to any costs attributable to the Company Accountant) an amount equal to ten cents ($.10) per rentable square foot of the Property each year to cover the costs and expenses incurred by Manager in preparing, supervising and coordinating the books, records, reports, accounting, tax and other materials under this
            Section 1(a)(vii) including, without limitation the allocated share of the wages, salaries and benefits of Manager's or any of its Affiliates' and its Affiliates and their respective employees that prepare any of the foregoing. Such amount may be increased from time to time as mutually agreed by Owner and Manager in their reasonable discretion to reflect actual increases in such costs and expenses.

            (viii) Bank Accounts. All rents and other sums received from tenants and other third parties relating to the Property shall be deposited in an account at SunTrust Bank or another bank designated by Owner (the "Company Account"). Owner also shall establish a segregated account or accounts for and in the name of Owner at such bank as is agreed upon by Owner and Manager from time to time (the "Operating Account"). If Owner and Manager decide to change such bank, Manager shall promptly transfer all funds remaining in the previously established Operating Account to the new bank account. Manager shall deposit into the Company Account all money received by Manager on Owner's behalf from the management, marketing, leasing and operation of the Property. After payment of all amounts due under the Loan Documents, Owner shall make regular, monthly (or more often, if necessary) deposits into the Operating Account (to the extent sufficient funds are available in the Company Account and any other accounts Owner maintains for the Property) to pay all expenses and capital items (including, but not limited to, improvements, tenant improvements, leasing commissions and leasing costs) of the Property and other amounts to be paid by or to Manager pursuant to this Agreement including, without limitation, all amounts contemplated by the Annual Budgets. Notwithstanding the foregoing, payment for leasing commissions and tenant improvements will be made from the Holdback Amount and will be due only from those funds until the Holdback Amount is exhausted and will be disbursed as provided in the relevant Loan Documents. Withdrawals and payments from the Operating Account shall be made only on checks signed (personally or by facsimile signature) by one or more person or persons designated by Manager. Manager shall give Owner written notice as to the identity of such authorized signatories on such account.
            Notwithstanding the foregoing, a single representative of Owner shall also have signatory authority on the Operating Account provided such signatory authority by Owner shall not be exercised without Owner having first provided Manager with at least two (2) business days' prior written notice of such exercise. In no event shall the exercise by Owner of such signatory authority cause the Operating Account to become overdrawn or otherwise be exercised in any manner which would interfere with Manager's rights and obligations under this Agreement. Subject to Section 1(a)(xii)(b) below, any and all expenditures and expenses (ordinary, extraordinary, capital, foreseen and/or unforeseen) incurred in the management, marketing, leasing and operation of the Property (other than those relating to the payment of interest, principal, and other amounts due under the Loan Documents), including, but not limited to, payroll and employee benefits, real estate taxes, repair and maintenance expenses, Leasing Fees payable to Outside Brokers (as defined in Schedule B attached hereto), reserves established pursuant to the applicable Annual Budgets, capital items (including, but not limited to, improvements, tenant improvements, leasing commissions and leasing costs) and other operating expenses of the Property, shall be paid by check drawn on the Operating Account and, accordingly, Owner hereby authorizes Manager to pay such expenditures and expenses as and when the same shall become due and payable and in all events prior to delinquency, subject to the availability of sufficient funds in the Operating Account. Management Fees and Leasing Fees (as such terms are defined in
            Section 8 below), other than those due to any Outside Broker, will be paid by Owner to Manager from the Company Account on a pari passu basis with the monthly UST Administrative Fee (as defined in Operating Agreement) payable to UST XI Dearborn, Ltd. ("UST"). Any Management Fees, Leasing Fees and other amounts due and payable pursuant to this Agreement which are not paid when due as a result of Owner's failure to deposit funds in the Operating Account or any default by Owner under Section 5 of this Agreement shall (a) accrue,
            (b) be due and payable  promptly by Owner  directly to Manager,  and
            (c) if not paid within five (5) days after due, shall accrue interest at the Default Rate (as defined in Section 23 below) until paid. If any Management Fees, Leasing Fees or other amounts payable hereunder are not paid when due because of an insufficiency of funds in the Company Account or other accounts maintained by Owner with respect to the Property (and such insufficiency is not due to distributions made by Owner to any of its members) or because the Lender has not yet funded such amounts from the Holdback Amount pursuant to the Loan Documents, then such amounts shall accrue and shall be paid promptly after sufficient funds are available in the Company Account or are funded from the Holdback Amount, as applicable, but shall not accrue interest. Owner agrees that during the Term of this Agreement and subject to the availability of funds in the Company Account, a minimum balance of $500,000.00 or such other amount as agreed upon in writing by Owner and Manager, shall be maintained in the Operating Account. If for any reason, the amount of funds in the Operating Account falls below the aforesaid minimum balance threshold or because of a draft to be written upon Operating Account the balance thereof will fall below such minimum balance threshold, Manager shall promptly notify Owner. Thereafter, subject to the availability of funds in the Company Account, Owner shall immediately cause funds to be deposited into the Operating Account in an amount sufficient to restore the balance thereof to a level equal to or greater than the aforementioned minimum balance threshold. After payment of all amounts pursuant to this subsection
            (viii), and subject to the foregoing minimum balance threshold, any excess funds remaining in the Operating Account as of the end of a calendar month shall be, if applicable, deducted from the amounts required to be transferred by Owner into the Operating Account for the following month. Copies of all cancelled checks and deposit slips shall be maintained at the offices of the Manager in Chicago, Illinois.

            (ix) Personnel. Manager shall have full power and authority to recruit, hire, train, promote, direct, discipline and fire all personnel performing services relating to the Property; establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as Manager determines, in its sole discretion, to be necessary or desirable during the Term of this Agreement to ensure the efficient and satisfactory operation of all departments within, and all services offered by, the Property. All of the foregoing obligations shall be undertaken in accordance with the Annual Budgets and all Legal Requirements. All of the personnel shall be the employees of Manager, unless otherwise agreed by Owner and Manager, and all salary, bonuses, fringe benefits, payroll taxes and related expenses payable to or in respect of the personnel shall be expenses of the Property. Owner shall reimburse Manager for all reasonable travel expenses incurred in good faith by any of Manager's employees relative to hiring and training of Property employees, maintaining the physical condition and appearance of the Property, maintaining and promoting proper operational procedures and practices, maintaining books and records and otherwise performing duties undertaken by or rights granted to Manager in this Agreement. Notwithstanding the foregoing, Manager shall not be reimbursed under this Agreement for the following expenses: cost of salary, wages, commissions or other remuneration, and related benefits for any officer, director, partner, principal or executive of Manager, except that Manager will be (i) reimbursed the salary and other benefits of the employees of Manager working solely at the Property, including, but not limited to, the full-time building manager ("Building Manager"), as an operating expense of the Property and (ii) the costs incurred by Manager to pay salary and benefits or compensation to Manager's employees as provided in
            Section 1(a)(vii) above.

            (x) Supplies, Materials and Equipment. Manager shall be permitted to purchase all supplies, materials and non-capital equipment as Manager deems reasonably necessary to manage, market, lease and operate the Property within the budgetary limits set forth in the Annual Budgets.

            (xi) Legal Proceedings. Manager shall have the right, through legal counsel designated by Manager, to direct all legal matters and proceedings that are within the scope of Manager's authority pursuant to this Agreement, including without limitation, (a) defending any claims instituted by third parties relating to the Property, and (b) instituting any necessary legal actions or proceedings to collect obligations owing to Manager, Owner and/or the Property, canceling or terminating any lease, contract or agreement relating to the Property for breach thereof or default thereunder, and otherwise enforcing the obligations of the tenants, sponsors, licensees, customers and any other occupants and users of the Property. Notwithstanding the foregoing, Manager will not commence any litigation or terminate or cancel any lease, contract or agreement on behalf of Owner and in performance of its obligations and duties under this Agreement without Owner's consent, which will not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, Manager is authorized to settle, in the name and on behalf of Owner and on such terms and conditions as Manager may deem to be in the best interests of the Property, any and all claims or demands arising out of, or in connection with, the management, marketing, leasing and operation of the Property, whether or not legal action has been instituted, provided that any such settlement resulting in the expenditure of funds from the Operating Account does not exceed the amount for each such individual claim or demand as set forth in the most recently approved Annual Budgets; and provided further that Manager shall be required to obtain Owner's consent (which will not be unreasonably withheld or delayed) to settle any matter for which the amount in controversy exceeds $25,000.00, unless a greater amount was previously approved in the applicable Annual Budget. All such amounts paid in respect of any such settlements shall be expenses of the Property. Manager will give prompt notice to Owner of all demands and claims and all settlements and legal actions.

            (xii) Annual Budgets.

                  (a) Preparation and Submission. Attached hereto as Schedule C are the Annual Budgets for the remainder of calendar year 2003 and calendar year 2004, which Annual Budgets are hereby approved by Manager and Owner. The Annual Budgets shall be comprised of three (3) components consisting of the following:
                  (i) the Annual Leasing Plan, which identifies the prospective lease terms for the coming year and projects the revenues available and funds required during such calendar year in order to lease and market the Property and includes lease guidelines pursuant to which Manager will have authority to lease the Property, (ii) the Annual Capital Plan, which projects the revenues available and funds required during such calendar year to make the capital improvements necessary or desirable in order to keep the Property in good condition and repair, and (iii) the Annual Operating Budget, which projects the revenues available and funds required during such calendar year in order to manage, maintain and operate the Property and keep the Property in compliance with the terms and conditions of this Agreement. Any references herein to the Annual Budgets shall be deemed to collectively refer to the Annual Leasing Plan, the Annual Capital Plan and the Annual Operating Budget and any reference to an Annual Budget shall mean the Annual Leasing Plan, the Annual Capital Plan or the Annual Operating Budget, as applicable. Except for the Annual Budgets for the remainder of the 2003 calendar year and the 2004 calendar year, at least forty-five (45) days prior to the end of each calendar year during the Term of this Agreement, Manager shall submit to Owner a proposed Annual Leasing Plan, Annual Capital Plan and Annual Operating Budget for the following calendar year (the "Proposed Annual Budgets"). The Proposed Annual Budgets shall be based upon data and information then available to Manager and shall include, without limitation, estimated salaries and fringe benefits for all personnel groups, projected staffing patterns for the Property, estimates of required capital expenditures and purchases of equipment, supplies, materials, inventory, food and similar items, and an estimate of the level of rates and charges to tenants of the Property sufficient to generate revenue necessary to manage, market, lease and operate the Property and make the capital improvements projected in the applicable Proposed Annual Budget. The Proposed Annual Budgets shall include an estimate of revenues, costs, expenses and expenditures, and Owner and Manager acknowledge and agree that
                  (1) projected revenue may not be actually received and (2) projected costs, expenses and expenditures may be exceeded by actual costs, expenses and expenditures incurred in connection with the management, marketing, leasing, repair and operation and maintenance of the Property. By submitting the Proposed Annual Budgets, Manager shall not be deemed to be providing a guarantee or warranty as to the projected revenue, costs, expenses or expenditures of, or as to any other financial matter relating to, the Property, except that Manager does represent and warrant that Manager will prepare the proposed Annual Budgets in good faith and based on commercially reasonable assumptions.

                  (b) Adoption. The Annual Budgets, as finally adopted in accordance with this subsection (b) (including as it may thereafter be revised from time to time during any calendar year pursuant to the written agreement of Owner and Manager) shall constitute the "Annual Budgets" for all purposes of this Agreement. Owner shall, within thirty (30) days following receipt from Manager of the Proposed Annual Budgets, notify Manager of either (1) Owner's approval of the Proposed Annual Budgets (or individually, the proposed Annual Leasing Plan, Annual Capital Plan, or Annual Operating Budget) or (2) those items of each such budget or plan that Owner approves and those items of each such budget or plan that Owner disapproves. If Owner shall approve the Proposed Annual Budgets (or any of them), the same automatically shall be adopted as the applicable Annual Budget for the applicable calendar year. In the event that Owner does not notify Manager in writing of Owner's approval or disapproval, in total or in part, of the Proposed Annual Budgets within such thirty (30) day period, then all of the Proposed Annual Budgets shall be deemed approved by Owner and automatically shall be adopted as the Annual Budgets for the applicable calendar year. If Owner disapproves of the Proposed Annual Budgets either in total or in part within such thirty (30) day period as aforesaid, then Owner and Manager shall have an additional fifteen (15) days from the date of Manager's receipt of Owner's disapproval notice to formulate and adopt the mutually agreeable Annual Budgets. If the parties are unable to reach an agreement on any line-item in the Proposed Annual Budgets within said additional fifteen (15) day period, then the applicable line-items which are the subject of such dispute in the Annual Budgets for the calendar year immediately preceding the calendar year for which Owner and Manager are unable to agree (i.e., the calendar year in which the approval process for such budget was to occur), including any such prior Annual Budgets determined in accordance with this sentence, shall be increased by the percentage increase in the Consumer Price Index -- Urban Wage Earners (or, if such index is no longer published, such other index as is determined by Manager in good faith to be comparable) during the 12-month period ending on November 30th of such preceding year, and such increase shall constitute the relevant line-items in the Annual Budgets pending the final adoption of the Annual Budgets; provided, however, that the budgeted items for the categories of heat, light, power, insurance, real estate taxes and other operating items necessary for the day-to-day operation of the Property shall be deemed increased as required to reflect actual expenses for the succeeding calendar year. The terms of the immediately preceding sentence shall apply separately to each line-item of the Proposed Annual Budgets (e.g., should Manager and Owner agree on all line-items in the proposed Annual Leasing Plan and not in the Annual Capital Plan or the Annual Operating Budget, the agreed-upon proposed Annual Leasing Plan and agreed upon line items in the Annual Capital Plan and Annual Operating Budget shall be adopted for the applicable calendar year while the disputed line items in the Annual Capital Plan and the Annual Operating Budget shall be determined in accordance with this Section 1(a)(xii)(b)).

                  (c) Efforts to Operate within Annual Budgets. Manager agrees to use commercially reasonable efforts to manage, market, lease and operate the Property in accordance with the Annual Budgets. Subject to the foregoing limitation, Owner shall be responsible, as and when needed, for the payment of any and all costs, expenses and expenditures incurred in connection with the management, marketing, leasing, operation, repair and maintenance of the Property, including, without limitation, Management Fees, Leasing Fees and cost overruns, which exceed the projections in the then current Annual Budgets and including the cost of all litigation and other proceedings relating to the Property and compliance with Legal Requirements. In no such event, without Owner's prior written approval, shall Manager make expenditures in excess of any line item in the then applicable Annual Operating Budget to the extent such increased expenditures (i) exceed the amount of the applicable line item by more than five percent (5%) of such line item for any calendar year; or (ii) exceed the total aggregate amount of all line items by more than one percent (1%) for any calendar year. Notwithstanding anything in this Agreement to the contrary, if Manager determines in good faith that the incurrence of any cost, expense or expenditure is required in order to comply with any Legal Requirements or is required or desirable in the event of an emergency or other occurrence where prompt action is necessary, then, without Owner's prior approval, Manager shall be entitled to incur such costs and expenses and make such expenditures, all of which shall be deemed, for all purposes of this Agreement, to be in accordance with the then current Annual Operating Budget.

            (xiii) Collection of Funds. Manager shall issue bills for, and use commercially reasonable efforts to collect, all rents, receipts, income and security deposits and all other sums of money whatsoever which may be or become due and payable to Owner in connection with the occupancy, use or enjoyment of the Property or that may be owed for goods and services furnished by the Property, Owner or Manager, including, but not limited to, enforcing the rights of Owner and the Property as creditor under any contract or in connection with the rendering of any services. Owner hereby authorizes Manager to request, demand, collect, receive and receipt for any and all such rents, receipts, income, security deposits and other sums of money and to recommend to Owner the institution of legal proceedings for the collection thereof and for the dispossession of tenants and other persons from the Property. Any actions taken by Manager to collect said accounts receivable shall be in accordance with any Legal Requirements governing the collection of accounts receivable and in accordance with the applicable Annual Budget.

            (xiv) Maintenance and Repairs. To the extent of the expenditures set forth in the then approved Annual Budgets for maintenance and repairs, Manager shall cause to be made all repairs, corrections and maintenance as shall be required in the normal and ordinary course of operation of the Property in order to maintain the Property in good order and in a safe condition and in compliance with all Legal Requirements including, without limitation, keeping the sidewalks, parking areas, and common areas forming a part of the Property or serving the Property free of debris and from ice and snow. Any repairs, corrections or maintenance in excess of the expenditures approved therefor in the then adopted Annual Budgets shall be caused to be made only upon the prior written approval (not to be unreasonably withheld or delayed) of Owner and in any case where written approval is required, once such written approval has been obtained, Manager is authorized to take all actions and to make and enter into all such contracts and purchase orders as Manager deems necessary or desirable. Notwithstanding the foregoing or anything to contrary contained herein, in the event a condition should exist, or an event or circumstance should occur, in or about the Property of an emergency or other nature which immediately requires that repairs be made or actions to be taken to preserve and protect the Property or assure its continued operation, or to protect the tenants, employees and/or invitees in the Property or Manager, or is otherwise related to or concerning the safety of the Property or any person, Manager is hereby authorized to take all actions, enter into all contracts and purchase orders and to make all expenditures as Manager deems reasonably necessary or desirable to repair and correct any such condition and/or cure and respond to such event or circumstance; provided, however, that Manager shall, to the extent practicable, endeavor to first contact and inform Owner of the necessity, nature and estimated costs of such emergency repairs or expenditures.

            (xv) Contracts. Manager shall negotiate, enter into, secure, amend, modify, alter, extend, renew, cancel and/or terminate such agreements and contracts which Manager may deem necessary or advisable for the management, marketing, leasing and operation of the Property, including, without limitation, the leasing of space, the furnishing of concessions, supplies, utilities, extermination, refuse removal, the retention of real estate tax and insurance consultants (which shall be subject to Owner's approval, not to be unreasonably withheld or delayed) and other services. Where lawful, said agreements and contracts will be entered into by Manager in the name of and on behalf of Owner. At the request of Owner and/or when determined desirable by Manager, Manager shall contract with a tax service to make a review of and submit a report with respect to all real estate and personal property taxes and assessments affecting the Property and shall file all personal property tax returns after consulting with Owner concerning the contents thereof.

            (xvi) Tenant Relations. Manager shall use good faith efforts to maintain businesslike relations with all tenants of the Property and shall receive, consider and record all service requests from such tenants in a systematic fashion and shall take commercially reasonable actions in response to each such request. Serious complaints from tenants of the Property, after investigation, shall be duly reported to Owner with recommendations as to the manner in which or course of action to take with respect thereto. Manager agrees that, except for services of the types delineated on Schedule D attached hereto, neither Manager nor its Affiliates or any of their respective employees shall perform any services directly for any tenant of the Property (as opposed to those performed for Owner and the Property pursuant to this Agreement) without the consent of Owner, which will not be unreasonably withheld or delayed.

            (xvii) Leasing. Manager shall devote its commercially reasonable efforts and time to the negotiation of leases and lease amendments, extensions and renewals for any space within the Property that is now or hereafter becomes vacant during the term (as may be extended as provided herein) of this Agreement. Manager shall be the exclusive leasing broker of Owner for the purpose of leasing the Property or any portion thereof; provided, however, that Manager may engage sub-agents to perform its obligations under this Section 1(a)(xvii) including, without limitation, with respect to the leasing of the retail portion of the Property, Mid-America Real Estate Corporation. Owner shall have the right, in its reasonable discretion, to approve the terms, provisions, covenants, conditions and forms of any proposed lease or lease amendment, modification, extension, renewal, termination or cancellation, and to approve any prospective tenants of the Property. In the event that Owner fails to disapprove any proposed lease, or lease amendment, modification, extension, renewal, termination or cancellation, or any other agreement related to the use and occupancy of the Property or any portion thereof, within ten (10) days after Manager delivers to Owner the proposed final draft thereof, then Owner shall be deemed to have granted its consent thereto and approval thereof. Manager shall use commercially reasonable efforts to comply in all material respects with any leasing requirements of any Lender contained in any Loan Document of which a copy has been delivered either to Manager or to PGRLP In the event that Owner enters into negotiations directly with any tenant at or prospective tenant of the Property, such negotiations shall neither affect the amount of any leasing commission or fee that would otherwise be due and payable to Manager with respect to such lease, amendment, modification, alteration, extension, renewal, termination or cancellation, nor affect the terms and conditions of this Agreement regarding whether and when a leasing commission and/or fee is deemed earned (it being the understanding and agreement of Manager and Owner that Manager shall be entitled to be paid a Leasing Fee as provided in Section 8 below and Schedule B attached hereto with respect to any and all leases, lease amendments, lease modifications, lease extensions or renewals, licenses and other agreements related to the use and occupancy of the Property or any portion thereof by any party, regardless of whether or not Manager procured such party or was involved in negotiations). In the event any Outside Broker is involved by Manager in obtaining any new tenant of the Property on behalf of or in conjunction with Manager and a commission is due hereunder, Manager shall have the discretion to negotiate the fee payable to such outside broker, and any such commission shall be paid in accordance with the terms and provisions of Section 8 below and Schedule B attached hereto.

      (b) Exclusive Representative. It is understood and agreed that Manager shall be the sole and exclusive representative of Owner for purposes of communicating and dealing directly with the regulatory authorities, governmental agencies, employees, independent contractors, suppliers, tenants, sponsors, licensees, customers and guests of the Property. Any communications from Owner to such persons or entities or authorities shall be directed through Manager unless Owner and Manager mutually agree that direct communications between Owner and one or more such persons or entities is appropriate. In this regard, Owner hereby appoints Manager as its agent and authorized representative to negotiate, enter into, secure, amend, modify, alter, extend, renew, cancel and/or terminate any contracts and agreements contemplated by this Agreement including, without limitation, the contracts and agreements described in Section 1(a)(xii) and (xv) and all existing and future leases, licenses and other occupancy agreements, and all amendments, extensions, renewals, terminations and cancellations of any of the foregoing as contemplated by Section 1(a)(xii) and (xvii) hereof (collectively, the "Contracts and Leases"), subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, Manager acknowledges and agrees that Owner has the right to participate in any communication or dealing with regulatory authorities and governmental agencies and that Manager has no right to terminate or cancel leases without Owner's consent, which will not be unreasonably withheld or delayed.

      (c) Right to Replace Leasing Agent. Manager and Owner agree that in the event that the office portion of the Property is not Eighty Percent Leased (as defined below) by the Office Leasing Deadline (as defined below), then at any time after the Office Leasing Deadline until the date the office portion of the Property is Eighty Percent Leased, Owner shall have the right, upon thirty (30) days advance written notice to Manager, to replace Manager as the leasing agent for the Property, but not as the manager of the Property. In the event that the Manager is replaced as the leasing agent for the Property pursuant to this Section 1(c), Manager shall continue to have the right to receive Leasing Fees as contemplated by this Agreement for the 180-day period after such replacement. No replacement of Manager as leasing agent pursuant to this Section 1(c) shall affect Manager's right to receive Management Fees or any other amounts due under this Agreement except Leasing Fees. The term "Eighty Percent Leased" shall mean that eighty percent (80%) of the office portion of the Property as of the date of this Agreement consisting of a total of 1,402,234 square feet (and not including the 24,223 square feet of storage space and 95,349 square feet of retail space) is leased to tenants pursuant to signed leases, without the necessity of such tenants having yet occupied the space or commenced paying rent. The term "Office Leasing Deadline" shall mean the date that is the second annual anniversary of the date of this Agreement; provided that if on such date the Manager is negotiating the actual form of a lease or leases with one or more tenants pursuant to business terms consistent with leasing guidelines previously approved by Owner or otherwise reasonably acceptable to Owner, and the execution of such lease or leases would cause the office portion of the Property to be Eighty Percent Leased, then the Office Leasing Deadline shall be extended for such period of time, not to exceed an additional sixty (60) days, that such negotiations are ongoing until such lease or leases are signed or such negotiations cease on leases sufficient to cause the office portion of the Property to be Eighty Percent Leased. In addition, it shall not be a default by Owner under this Agreement if the Lender requires Owner to replace Manager as the leasing agent for the Property to the extent expressly provided in the applicable Loan Documents.

     2. Insurance. Manager, at Owner's request, cost and expense, shall arrange for and shall maintain and keep in full force and effect insurance coverage with respect to the Property as agent of and on Owner's behalf, including, without limitation, (a) comprehensive general liability insurance, fire and extended coverage insurance, workers' compensation insurance, business interruption insurance and any other insurance customarily and usually procured in the operation of a Class A mixed-use office and retail building located in Chicago, Illinois and similar to the Property, or required by any Lender (provided that Owner delivers to Manager a copy of any such Lender's insurance requirements) and (b) the following types of insurance with respect to Manager and its employees performing duties under this Agreement: (i) comprehensive general liability insurance, including a broad form endorsement, hired and non-owned automobile insurance and workers' compensation insurance, covering Manager's employees performing duties under this Agreement; (ii) professional liability errors and omissions coverage for the management of the Property with minimum limit of $1,000,000 (or such higher amount as Owner may reasonably request) per claim (such coverage may be an endorsement of the general liability insurance policy); and (iii) crime coverage including employee dishonesty, forgery, theft of money and securities, with minimum limit of $2,000,000 (or such higher amount as Owner may reasonably request) per occurrence and in the aggregate. All such insurance shall be in reasonable amounts and effected by policies issued by insurance companies of good reputation and sound financial responsibility in Manager's reasonable discretion. Upon Owner's request, certificates of insurance evidencing such insurance shall be promptly delivered to Owner. All comprehensive general liability and hired and non-owned automobile insurance policies procured by Manager under this Section 2 shall name Owner and any Lender of the Property of whom Owner has informed Manager in writing as additional insureds. All such policies of insurance shall also be endorsed specifically to the effect that such policies shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to Owner, Manager and any Lender with respect to the Property, if required by the terms of such Lender's mortgage. The parties acknowledge that the insurance required to be maintained by Manager on behalf of Owner under this Section 2 may be provided under blanket policies obtained by PGRLP and that may also cover other properties in which PGRLP or its Affiliates and/or related parties have interests. Likewise, the insurance policies to be maintained by Manager for itself and its employees under this Section 2 may be provided under blanket policies obtained by Manager and that also may cover other properties managed by Manager.

     3. Proprietary Interest. The systems, methods, procedures and controls employed by Manager including, without limitation, the Accounting Procedures and any written materials or brochures developed by Manager to document the same are to remain and shall be the property of Manager provided, however, that Manager shall provide Owner with a copy or copies of such materials and brochures upon request. The books, records and reports to be prepared by Manager pursuant to this Agreement will be and remain Owner's property, provided, however, that Manager will have the right to make and retain copies of any or all of the foregoing. Manager agrees to keep and maintain the books and records of the Owner that are prepared and maintained by Manager pursuant to this Agreement confidential; provided, however, that the foregoing agreement of Manager shall not apply to any disclosure of the books and records of Owner or any information contained therein (a) as contemplated by this Agreement; or (b) as may be required by applicable Legal Requirements or a court order or applicable administrative rule or regulations or order of regulatory or supervisory agency or authority of competent jurisdiction over such matter (in which case Manager shall advise Owner of its intention to disclose the information (unless prohibited by any Legal Requirement) and, if applicable, permit Owner to attempt to obtain a protective court order with respect thereto).

      4. Term of Agreement; Effect of Termination.

     (a) Unless this Agreement is sooner terminated as provided in Section 5 below or in this Section 4, the initial term of this Agreement shall commence on the date hereof and shall end on the date that is seven (7) years after the commencement date (the "Initial Term"). The Initial term of this Agreement is subject to renewal and extension as follows: (i) at the end of the Initial Term, if Owner or any Affiliate (as defined below) is the owner of the Property, then the Initial Term shall be automatically extended for a period equal to the term of the loan obtained by Owner or such Affiliate or Investor to refinance the loan encumbering the Property at the time the Initial Term ends (the "First Renewal Term") and (ii) after the First Renewal Term expires and for so long as Owner or any Investor or any Affiliate owns the Property, the Term of this Agreement shall automatically be renewed for successive one (1) year periods, with each such renewal period commencing on the day after the expiration of the First Renewal Term or any succeeding renewal period, as applicable, and ending on the first anniversary of the commencement date of such renewal period (each such renewal period, together with the Initial Term and the First Renewal Term, are referred to collectively in this Agreement as the "Term").

     (b) Notwithstanding the foregoing, this Agreement may be terminated (i) by Owner (A) at any time after the date hereof for Cause (hereinafter defined), or
(B) upon the date of the closing of the sale of the Property, to any person other than an Affiliate of Owner, and (ii) by Manager upon ninety (90) days' prior written notice to Owner given at any time after the date hereof; provided, however, that in the event of a termination by Manager pursuant to clause (ii) above, Manager reasonably shall cooperate with and assist Owner, at Owner's cost and expense and for a period not to exceed ninety (90) days after the effective date of termination, in engaging a qualified replacement manager for the Property and assisting such replacement manager in the transition. Notwithstanding the foregoing, any transfer of PGRLP's membership interests in Owner pursuant to the terms and conditions of the purchase option contained in
Section 11.2 of the Operating Agreement shall result in a termination of this Agreement.

      (c) Upon any termination of this Agreement pursuant to subsection (b) above, except as provided in Section 5(c) below, the parties hereto shall have no further rights, obligations or liabilities other than (i) the right of Manager to receive and the obligation of Owner to pay to Manager (A) Management Fees through the effective date of termination, (B) Leasing Fees in accordance with Section 8 below for leases, lease amendments, lease modifications, lease extensions or renewals, licenses and other agreements related to the use and occupancy of the Property or any portion thereof executed (1) through the effective date of termination and/or (2) within one hundred eighty (180) days after the effective date of termination with any tenants or other parties with respect to which Manager has conducted conversations or negotiations and has notified Owner in writing prior to the date of termination, and (C) any other amounts due and owing Manager as of the effective date of termination, and (ii) Manager's obligation to reasonably cooperate with Owner, for a period of time not to exceed ninety (90) days after the effective date of termination, to facilitate a smooth transition of the management, marketing, leasing and operation of the Property to a qualified replacement manager; provided, however, that, upon the expiration or earlier termination of this Agreement for any reason, the parties reasonably shall cooperate (at Owner's expense) to minimize the impact of the change on the tenants and other occupants of the Property, and during any such period (not to exceed ninety (90) days after the effective date of termination) for which Manager provides services or assists in the operation of the Property in connection therewith it shall be entitled to receive a reasonable fee therefor.

     (d) For the purposes of this Agreement, the term "Affiliate" shall mean with respect to any natural person, corporation, limited liability company, trust, general partnership, limited partnership, joint venture, union, association, court, agency, government, tribunal, instrumentality, commission, arbitrator, board, bureau or other entity or authority (each individually, a "Person"), any other Person that directly, or indirectly through one or more intermediaries, controls is controlled by, or is under common control with the Person specified. For the purpose of this Section 4, "control" and words of similar import shall mean the ability to direct or cause the direction of the management or affairs of a Person, whether through the direct or indirect ownership of voting interests, by contract or otherwise. For purposes of this Agreement, "Cause" shall mean any Event of Default on Manager's part under Sections 5(a)(ii) or 5(a)(iii) below.

      5. Events of Default and Remedies.

     (a) Defaults(a). Each of the following shall constitute an Event of Default hereunder:

          (i) if Owner shall fail, within five (5) days after the due date with respect thereto, to pay or allow payment of any installment of the Management Fees, the Leasing Fees and/or any other amounts due and payable to Manager in accordance with and/or pursuant to the terms and provisions of this Agreement, except for any failure by the Lender to release any portion of the Holdback Amount pursuant to the Loan Documents; or

          (ii) if either Owner or Manager fails to perform any of their respective duties, obligations or covenants contained in this Agreement (other than payment of monetary obligations and as set forth in Section 5(a)(i) above) and such failure continues for a period of ten (10) days after written notice from the other party specifying such failure to perform and expressly referencing the ten (10) day cure period in this Section 5(a)(ii) (unless such failure is of a nature that cannot reasonably be cured within such 10-day period, in which event, the defaulting party shall have as much time as is reasonably necessary to cure such default/failure provided and subject to the condition that such defaulting party commences such cure within such 10-day period and diligently continues to pursue such cure to completion).

      (b) Remedies. At any time after the occurrence and during the continuance of an Event of Default, the party who has not committed or suffered the Event of Default may, at its option, and at any time prior to the cure of such Event of Default, terminate this Agreement by giving written notice to the other party and, except as provided in this Agreement, shall be entitled to exercise all rights and remedies available under this Agreement, at law and in equity; provided, however, that Owner may cause the effective date of any termination by Manager to be deferred for up to thirty (30) days to afford Owner the opportunity to engage a replacement manager of the Property and to facilitate a smooth transition to such replacement manager. If this Agreement shall be terminated as aforesaid, Manager shall be entitled to receive, and Owner shall pay, a reasonable fee for such transition services up to and including the effective date of such termination, which fee will be netted out against costs of termination and replacing Manager if this Agreement has been terminated for Cause.

      6. Property Operations.

      (a) No Guarantee of Profitability. Manager does not guarantee that management, marketing, leasing and operation of the Property will be profitable.

      (b) Standard of Performance; Acting within Budget. In performing its obligations under this Agreement, Manager shall use commercially reasonable efforts and act in good faith and with professionalism in accordance with the Annual Budgets and the prevailing standards of Class A office buildings in Chicago, Illinois.

      (c) Force Majeure. Notwithstanding anything contained in this Agreement to the contrary, the parties hereby agree that neither shall be deemed to be in violation or default of or under this Agreement if they are prevented from performing any of their respective duties, obligations, covenants or agreements hereunder (other than any obligations related to the payment of money with respect to which this provision shall not apply) for any reason beyond the reasonable control of the party that claims to have been so prevented from performing such duties, obligations, covenants or agreements, including, without limitation, strikes, shortages, war, acts of terrorism, acts of God, or any applicable statute, regulation or rule of federal, state or local government or agency thereof having jurisdiction over the Property or the operations thereof (collectively, "Force Majeure Events"); provided, however, that such non-performing party shall only be excused from the performance of its duties, obligations, covenants and/or agreements for so long as such Force Majeure Event exists.

     7. Withdrawal of Funds by Owner. Owner and Manager acknowledge and agree that the efficient operation of the Property requires that Manager have ready access to the funds required therefor. Accordingly, Owner shall not have any right to withdraw funds from the Property's Operating Account.

      8. Fees.

            (a) During the Term of this Agreement, Manager shall be entitled to receive, and Owner shall pay to Manager, on a monthly basis, management fees (the "Management Fees") in an amount equal to two percent (2%) of the monthly Gross Revenues of the Property during each month or portion thereof occurring during Term, until such time as there are signed leases pursuant to which the tenants have commenced paying rent for ninety percent (90%) of the rentable square footage of the Property, exclusive of the parking garage and any storage space in the Property (the "Leasing Target"); and from and after the date the Property achieves the Leasing Target, the Management Fees shall be increased to two and one-half percent (2.5%) of the monthly Gross Revenues of the Property (whether or not leasing at the Property later falls below the Leasing Target). Management Fees with respect to a particular month shall be due and payable by Owner to Manager promptly (i.e., within five (5) business days) after the delivery by Manager to Owner of the Monthly Statement for such particular calendar month and on a pari passu basis with the UST Administrative Fee. In addition, a schedule of leasing commissions and fees payable to Manager and Outside Brokers is attached hereto as Schedule B and made a part hereof. Manager shall be entitled to receive and, if and as applicable, pay to Outside Brokers leasing commissions (the "Leasing Fees") in accordance with Schedule B hereto; provided, however, that Leasing Fees payable to Manager (as opposed to Outside Brokers) shall be paid on a pari passu basis with the UST Administrative Fee. All Leasing Fees payable to Manager will be paid within ten (10) days after Manager submits an invoice to Owner for the payment of such Leasing Fees, subject to the release by Lender of the Holdback Amount pursuant to the Loan Documents for any amounts to be paid from the Holdback Amount. Leasing Fees payable to Outside Brokers will be due and payable in accordance with Schedule B attached hereto and the terms and conditions of the Outside Broker's commission agreement.

            (b) For the purposes of this Agreement, the term "Gross Revenues" shall mean all amounts actually collected as rents or other charges for use and occupancy of the Property, but shall exclude: (i) income derived from interest on investments or otherwise, (ii) proceeds of claims on account of insurance policies (other than rent loss or business interruption insurance), (iii) abatement or refund of taxes; (iv) awards arising out of takings by eminent domain; (v) discounts and dividends on insurance policies; (vi) receipts and other income from or on account of vending machines and other concessions; (vii) all purchase discounts, concessions, rebates and allowances; (viii) reimbursement by any tenant, whether in a lump sum or in installments, of expenditures made by Owner for tenant improvements; (ix) security, cleaning and all other like deposits (until forfeited); and (x) parking income, except that parking income shall not be excluded that is collected during any period when Manager, rather than a third party, is managing the parking facilities located at the Property. Gross Revenues shall be reduced by any refund paid to a tenant respecting any sum that was originally included in Gross Revenues. For the purpose of determining Gross Revenues, income from automatic teller machines shall not be deemed to be income from or on account of vending machines or other concessions.

            (c) Anything in this Agreement to the contrary notwithstanding, Manager acknowledges and agrees that for the period between the date hereof and ending December 31, 2004 (the "Subordination Period"), in the event there is not sufficient "Distributable Cash" (as defined in the Amended and Restated Limited Liability Company Agreement of Dearborn Center, L.L.C. dated as of the date hereof, the "Operating Agreement") to pay the UST Priority Return at any time during the Subordination Period, the Management Fees will be subordinate to the UST Priority Return to the extent of such insufficiency and will accrue beyond the Subordination Period to the extent sufficient Distributable Cash is not available relating to the Subordination Period. Any amounts so accrued shall be payable solely from any Net Sale or Refinancing Proceeds prior to the return to "UST" of any "UST Invested Capital" and prior to the return to "Prime" of any "Prime Invested Capital" (as such terms in quotations are defined in the Operating Agreement). Nothing in this subparagraph (c) shall affect the rights of UST to collect the UST Administrative Fee during the Subordination Period notwithstanding other provisions in this Agreement which provide for payment of the Management Fees and the UST Administrative Fee on a pari passu basis.

      9. Assignment. This Agreement shall not be assigned (including by operation of law, whether by merger, consolidation or otherwise) by Owner or Manager without the prior written consent of the other party hereto; provided, however, that (a) Manager may assign this Agreement without Owner's consent (i) to any Affiliate of Manager, or (ii) to any entity in connection with any merger, consolidation, reorganization, sale, liquidation or similar transaction with respect to Manager, any of its Affiliates or related parties; and (b) Owner may collaterally assign this Agreement without Manager's consent pursuant to
Section 1(a)(iv) of this Agreement. No assignment by Manager shall relieve Manager of its liability hereunder which shall continue in full force and shall be joint and several with that of the assignee.

      10. Notices. Any notices required or permitted to be sent hereunder shall be in writing and be delivered personally or mailed, certified mail, return receipt requested, or delivered by nationally-recognized, overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three (3) business days after mailing, if mailed, or one (1) business day after delivery to the courier, if delivery by overnight courier service:

      If to Owner, to:

                  Estein & Associates USA, Ltd.
                  5211 International Drive
                  Orlando, Florida  32819
                  Attention:  Lothar Estein

      With a copy to:

                  Prime Group Realty, L.P.
                  c/o Prime Group Realty Trust
                  77 Wacker Drive, Suite 3900
                  Chicago, IL 60601
                  Attention:  Stephen J. Nardi

      And with copy to:

                  Boose Casey Ciklin Lubitz Martens McBane & O'Connell 515 North Flagler Drive, 18th Floor
                  West Palm Beach, Florida  33402
                  Attention:  Dean Vegosen

      If to Manager, to:

                  Prime Group Realty Services, Inc.
                  c/o Prime Group Realty Trust
                  77 West Wacker Drive
                  Suite 3900
                  Chicago, Illinois  60601
                  `Attn:  Jeffrey A. Patterson

      With a copy to:

                  Prime Group Realty Trust
                  77 West Wacker Drive
                  Suite 3900
                  Chicago, Illinois  60601
                  Attn:  James F. Hoffman

      and a copy to:

                  Jenner & Block
                  One IBM Plaza
                  Chicago, Illinois  60611
                  Attn:  Donald I. Resnick

     10. Relationship of the Parties. The relationship of Manager to Owner in connection with this Agreement shall be that of an independent contractor, and all acts performed by Manager during the Term hereof shall be deemed to be performed in Manager's capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns, on the one hand, and Manager, its successors and assigns, on the other hand.

     11. Entire Agreement, Governing Law; Amendments. This Agreement and any documents executed in connection herewith contain the entire agreement among the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject, however, to the terms of Section 9 above), and shall be construed and interpreted in accordance with the laws of the State of Illinois. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

     12. Contract Modifications for Certain Legal Events. In the event any state or federal laws or regulations, whether now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Owner and Manager agree to cooperate reasonably in restructuring their relationship and this Agreement to eliminate such violation or to reduce the risk thereof to the extent such restructuring can be accomplished upon commercially reasonable terms; provided, that any such restructuring shall, to the maximum extent possible, preserve the underlying economic and financial arrangements between Owner and Manager set forth in this Agreement. The parties agree that such amendment may require either or both parties to obtain appropriate regulatory licenses and approvals.

     13. Captions. The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     14. Severability. In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     15. Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to any of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of any party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the respective parties hereto may be exercised from time to time and as often as may be deemed expedient by such parties. To the extent either party hereto incurs legal fees and expenses in connection with such party's enforcement of any of its rights hereunder as a result of a breach of this Agreement by the other party hereto (the "Breaching Party"), then, to the extent it is determined by a court having competent jurisdiction over such dispute, that the Breaching Party had committed the alleged breach of this Agreement, then the Breaching Party shall pay all such reasonable attorneys' fees and expenses incurred by the other party in connection with such enforcement.

     16. Subordination. All rights of Manager hereunder shall be subject and subordinate at all times to all mortgages or deeds of trust which may now or hereafter be outstanding on the Property or the improvements thereon, and to all renewals, modifications, consolidations, replacements and extensions thereof and Manager shall execute any subordination agreement reasonably required by the holder of any such mortgage or deed of trust.

     17. Survival. All representations, warranties, agreements, obligations and indemnities of the parties hereto arising prior to the expiration or other termination of this Agreement shall survive such expiration or other termination.

     18. Further Actions. Owner and Manager agree to do, execute, acknowledge and deliver all contracts, agreements and other documents and to take all actions reasonably necessary or desirable to comply with the provisions of this Agreement and the intent thereof.

     19. No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

     20. Time of Essence. Time is of the essence of this Agreement and the provisions contained herein.

     21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

     22. Default Rate. Except and otherwise provided in this Agreement, any amount which is not paid when due hereunder shall bear interest from the date due until the date paid at the annual interest rate equal to the Prime Rate in effect from time to time during such period plus six percent (6%), but in no event higher than the maximum rate permitted by law (the "Default Rate"). For purposes of this Agreement, the "Prime Rate" shall mean the rate of interest determined on a daily basis and listed in the Wall Street Journal as the prime date of interest. If the Wall Street Journal ceases to publish the prime rate of interest, the Prime Rate shall be equal to the prime rate or corporate base rate of interest then announced by a national lending institution selected by Manager.

     23. Rule of Construction. For the purposes of this Agreement, the words "hereunder", "hereof", "herewith" and "herein", and words of similar import, shall refer to this Agreement as a whole and not any particular section of this Agreement.

      24.   Indemnification.

     (a) Owner shall indemnify, defend and hold Manager and its Affiliates and their respective officers, directors, shareholders, employees, trustees, agents and assigns harmless from and against any and all claims, demands, action (including enforcement proceedings initiated by any government agency), penalties, suits and liabilities (including the cost of defense, settlement, appeal and reasonable attorneys' fees and costs, but excluding consequential damages), which they or any of them may have alleged against them, incur, become responsible for, or pay out for any reason related to: (i) ownership or operation of the Property, including the employment and discharge of personnel (unless arising as a result of an act or omission of Manager) and matters pertaining to the accessibility of the Property to persons with disabilities (but Manager agrees to call to Owner's attention any such matter that comes to Manager's attention); (ii) an Event of Default by Owner with respect to any provision of this Agreement; (iii) contamination of or any adverse effects on the environment with respect to the Property (but Manager agrees to call to Owner's attention any such matter that comes to Manager's attention); (iv) any violation of any Legal Requirements (but Manager agrees to call to Owner's attention any such matter that comes to Manager's attention); provided, however, that in no event shall Owner's indemnification obligations under this Section 24 extend to any negligence, willful misconduct or fraud committed by ---------- Manager or its employees in the performance of Manager's duties under this Agreement, or for Manager's breach of this Agreement.

     (b) To the extent not covered by any liability insurance actually carried by Owner (which such insurance shall include a waiver of subrogation), Manager shall indemnify, defend and hold Owner and its Affiliates and their respective members, officers, employees, agents and assigns harmless from and against any and all claims, demands, actions (including enforcement proceedings initiated by any government agency), penalties, suits and liabilities (including the cost of defense, settlement, appeal and reasonable attorneys' fees and costs, but excluding consequential damages), which they or any of them may have alleged against them, incur, become responsible for, or pay out for any reason, to the extent such matters are caused by Manager's negligence, willful misconduct or fraud, or Manager's breach of this Agreement. Any deductible under Owner's liability insurance policy shall be paid by Owner.

      (c) Each of Owner and Manager hereby waives all claims and rights of recovery against the other and their respective officers, directors, shareholders, representatives, trustees, employees, agents, Affiliates and assigns for any loss or damage to their respective properties or interests, which loss is insured against, or required to be insured against, by Owner or Manager (as applicable) pursuant to this Agreement, regardless of fault or negligence, to the extent of the amount so covered and any applicable deductible.

      (d) The obligations set forth in this Section 24 shall survive any termination of this Agreement.

     25. Business Interruption. If the Property suffers damage or loss that results in an interruption in the operations of the Property other than due to a Force Majeure Event, Owner shall nevertheless be obligated to pay to Manager all amounts that would be due to Manager under this Agreement, including the Management Fee, Leasing Fees, and all Reimbursable Expenses, for the period of the business interruption. In the event of such a business interruption, the Management Fee shall be calculated based on (i) the Gross Revenue for the portion of the Property, if any, not subject to the damage or loss, and (ii) a proportionate amount of any business interruption insurance received with respect to the damaged portion of the Property related to the Management Fee. Owner shall, immediately on receipt, deposit any and all proceeds of business interruption insurance received by Owner in the Company Account and shall continue to fund the Operating Account in the manner required under this Agreement using the proceeds of such business interruption insurance, to the extent necessary.

     26. Manager Assumes No Liability. Manager assumes no liability whatsoever for any acts or omissions of Owner, or any previous owners of the Property, or any previous management or other agent of either. Manager assumes no liability for any failure of or default by any tenant in the payment of any rent or other charges due Owner or in the performance of any obligations owed by any tenant to Owner pursuant to any lease or otherwise. Nor does Manager assume any liability for previously unknown and/or known violations of environmental or other regulations which may become known during the period in which this Agreement is in effect, unless such violations are the result of such Manager's bad faith, gross negligence or willful misconduct or Manager acting clearly outside the scope of its authority on or after the date hereof. In addition, Manager shall not be liable for and assumes no liability whatsoever for any obligations, liabilities or claims made in connection with or pursuant to any of the Contracts and Leases executed and delivered by Manager as Owner's agent and authorized representative pursuant to the terms and conditions of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Management and Leasing Agreement to be executed and delivered in their names and on their behalf as of the date first set forth above.

                        OWNER:

                        DEARBORN CENTER,  L.L.C.,  a Delaware
                        limited  liability company

                        By:   UST XI Dearborn, Ltd.,
                              a Florida limited partnership,
                              its administrative member

                              By:   WELP Chicago, L.C.,
                                    a Florida limited liability company,
                                    its general partner

                              By:   Estein Management Corporation,
                                    a Florida corporation,
                                    its manager

                              By:  /s/ Lothar Estein
                                    Lothar Estein, President


                        MANAGER:

                        PRIME   GROUP   REALTY   SERVICES,   INC.,
                        a  Maryland corporation



                        By:   /s/ Jeffrey A. Patterson
                              ------------------------
                        Name: Jeffrey A. Patterson
                              ------------------------
                        Title:Co-President
                              ------------------------

                                   SCHEDULE A

                                Legal Description

Lots 5, 6, 7 and that part of Lot 8 lying East of the East line of Dearborn Street (excepting therefrom the North 9 feet of said Lots taken for alley) in Block 141 in School Section Addition to Chicago in Section 16, Township 39 North, Range 14, East of the Third Principal Meridian, in Cook County, Illinois.

                                   SCHEDULE B


                         LEASING COMMISSION/FEE SCHEDULE

1. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement to which this Leasing Commission/Fee Schedule (the "Commission Schedule") is attached as Schedule B. For purposes of this Agreement, the following terms have the following meanings:

      "Average Annual Fixed Minimum Rent" means, with respect to a Lease (as hereinafter defined), the actual total base rent or actual fixed minimum rent payable by the tenant under such Lease (taking into account all "free rent" or other rent concessions given to the tenant thereunder) for the entire initial term of the Lease divided by the number of years in the initial term of the Lease, and specifically excludes (i) any rental escalation based on changes in operating expenses, taxes, the consumer price index or any similar index; (ii) any percentage or other similar type of contingent rent; (iii) any portion of the rent specifically allocated as payment for electricity or other utilities, taxes, insurance or other operating expenses; (iv) any parking fees or charges;
(v) any late charges, interest or attorneys fees or other items of additional rent; (vi) any amounts payable to the landlord on account of profit arising from the assignment or subletting of the leased premises demised by the Lease and
(vii) any free or abated rent. If the rent payable under any Lease is calculated on a gross basis, rather than a net basis, Average Annual Fixed Minimum Rental for such Lease shall be calculated based on what the amount of Average Annual Fixed Minimum Rental would be if it were calculated for such Lease on a net basis, as opposed to a gross basis (i.e., by subtracting from such annual gross rental rate the component of the gross rental rate attributable to the current annual additional rent charges for the Property).

      "Existing Lease" means any Lease to which Owner is a party as of the date of the Agreement.

      "Expansion" means the exercise of any option, right of first refusal, right of first offer or other right (an "Option") under an Existing Lease or a New Lease (as hereinafter defined) with respect to the leasing of additional space in the Property ("Additional Space"); provided, and subject to the condition that such Option with respect to Additional Space is irrevocably exercised by the tenant not later than one hundred eighty (180) days following the expiration date of the Term of the Agreement.

      "Lease" means any lease, sublease, license, and/or occupancy agreement entered into by Owner and pursuant to which any Person is granted a possessary interest in or right to use and occupy space in the Property including, without limitation, any New Lease and any Existing Lease, and any modification or amendment to a Lease resulting in a lease of Additional Space or First Hold Space.

      "New Lease" means each Lease executed by Owner and the tenant thereto and delivered to the tenant thereto within 180 days after the expiration of the Term (other than a Renewal or an Expansion).

      "Renewal" means the exercise of any extension or renewal pursuant to the terms of a New Lease or an Existing Lease, or except as otherwise provided in this Commission Schedule, with respect to any additional period of tenancy for an existing tenant (whether pursuant to a New Lease or an Existing Lease); provided and subject to the condition that such extension or renewal is irrevocably exercised by the tenant no later than one hundred eighty (180) days following the expiration date of the Term.

2. Rates. Commissions shall be payable at the following rates:

            (a) With respect to New Leases (and with respect to First Hold Space (as hereinafter defined) and Leases of Additional Space as described in Sections 4(a) and 4(b), respectively), an amount equal to the sum of: (i) eight percent (8%) of one year's Average Annual Fixed Minimum Rent plus
       (ii) the product of three percent (3%) of the product of the Average Annual Fixed Minimum Rent multiplied by the number of additional years (up to fifteen (15)) during the initial term of the Lease after the first year.

            (b) With respect to any Renewal or Expansion pursuant to a Lease (that is not First Hold Space or a Lease of Additional Space as described in Sections 4(a) and 4(b), respectively), three percent (3%) of the product of the Average Annual Fixed Minimum Rent multiplied by the number of years (up to fifteen (15)) during the term of such Extension or Renewal.

3. Schedule of Payments. Commissions will be deemed earned and will be paid as follows:

            (a) With respect to any New Lease, (i) one-half (1/2) of the commissions shall be paid upon the delivery of a fully executed Lease and
      (ii) one-half (1/2) shall be paid upon the earlier of (1) tenant occupancy of any portion of its leased premises and (2) commencement of rent under the Lease.

            (b) With respect to any First Hold Space, (i) one-half (1/2) of the commissions shall be paid on the date the tenant irrevocably exercises its First Hold Space Option and (ii) one-half (1/2) of the commissions shall be paid upon the earlier of (1) tenant occupancy of any portion of its leased premises and (2) commencement of rent under the Lease.

            (c) With respect to any Leases of Additional Space pursuant to any Lease as hereinafter described in Section 4(b), (i) one-half (1/2) of the commissions shall be paid upon the delivery of a fully executed Lease and
      (ii) one-half (1/2) of the  commissions  shall be paid upon the earlier of
      (1) tenant occupancy of any portion of its leased premises and (2) commencement of rent under the Lease.

            (d) With respect to any Renewal or Expansion (other than with respect to First Hold Space and Leases of Additional Space as described in Sections 4(a) and 4(b), respectively), commissions shall be paid in full at such time as the tenant shall have irrevocably exercised its option thereunder and the renewal term shall have commenced.

            (e) Notwithstanding the foregoing, if the tenant or guarantor under any Lease has an investment grade rating, all commissions shall be paid upon delivery of a fully executed Lease, amendment or modification of Lease, or irrevocable exercise of an Option, as applicable.

4. First Hold and Additional Space.

            (a) Owner shall pay Manager a commission equal to the commission payable for a New Lease with respect to the exercise of any option or right under any Lease of Additional Space (the "First Hold Space") prior to the commencement of the tenant's lease term (the "First Hold Space Option"). Such commission shall be deemed earned at such time as the First Hold Space Option is irrevocably exercised by the applicable tenant.

            (b) Owner shall pay Manager a commission in connection with the Lease of Additional Space by a tenant under any Lease, which Additional Space is not leased pursuant to any option or right contained in such Lease, as follows. If a tenant shall remain in, or remain liable for, all of its space under the terms of any Lease (such space, the "Original Space"), and enters into a Lease for Additional Space not later than one hundred eighty (180) days following the expiration date of the Term, then Manager shall be entitled to a commission on such Lease for Additional Space as if such Lease for Additional Space were a New Lease under the terms hereof. If the tenant shall be relieved of its obligations with respect to any or all of its Original Space in connection with its Lease of Additional Space, Manager shall be paid a commission, if any, at the market rate for Class A space in the Chicago central business district to be negotiated by the parties at such time. The provisions of Section 7(a) below with respect to the vesting of commissions shall apply to any commission payable under this
Section 4(b). Such commission shall be subject to the terms of Sections 5(a) and 5(b) below.

5. Outside Brokers.

            (a) If a licensed real estate broker other than Manager (an "Outside Broker") is the procuring cause of a Lease or extension or modification thereof or represents the tenant thereof, Owner shall pay such Outside Broker the amount required pursuant to such Outside Broker's written brokerage or commission agreement, provided, however, that the amount of any such commission shall not be greater than the product of $1.00 per rentable square foot of space subject to such Lease, multiplied by the number of years (not to exceed fifteen (15)) in the term of such Lease (e.g., for a ten-year lease for 30,000 rentable square feet, the commission to the Outside Broker would be equal to $300,000 ($1.00 x 30,000 x 10)), unless Owner shall otherwise agree in writing.

            (b) If an Outside Broker is the procuring cause of a Lease or extension or modification thereof or represents the tenant thereof and is due a commission under Section 5(a) above, Owner shall pay to Manager a commission which shall be equal to one-half (1/2) of the amount otherwise payable in accordance with this Commission Schedule. Unless otherwise expressly agreed to in writing by Owner, in no event shall an Outside Broker be paid a commission for the contraction of a tenant's leased space within the Property, a relocation of a tenant's leased space within the Property, or a financial reconstitution of a tenant's lease (i.e., a readjustment of the rental amounts); provided, however, that the foregoing shall not apply to any initial commission paid to an Outside Broker. Nothing contained herein shall be deemed to create any right in any Outside Broker as a third party beneficiary and neither Owner nor Manager shall have any obligation of any kind with respect to any Outside Broker unless a written commission agreement is executed between Owner or Manager and such Outside Broker.

6. Retail Leases. Owner and Manager acknowledge that Mid-America Real Estate Corporation ("Mid-America") and Owner are parties to that certain Leasing Agency Agreement dated March 31, 2003 (the "Agency Agreement"). Owner shall pay all commissions due and payable under the Agency Agreement in accordance with the terms and conditions of the Agency Agreement. Manager shall not be entitled to any commissions in connection with any such Leases. Notwithstanding the foregoing, Manager shall be entitled to receive a commission with respect to any Lease, Expansion or Renewal in the retail portion of the Property if Mid-America is not entitled to a commission for such Lease, Expansion or Renewal under the terms and conditions of the Agency Agreement. Any such commission to Manager shall be determined in accordance with Section 2 of this Commission Schedule; provided, however, that if such Lease is a retail Lease (as opposed to an office Lease), Manager's commission shall be computed using a three percent (3%) commission rate for the entire term of such Lease (up to fifteen years). Manager shall have the right, on Owner's behalf, to terminate or extend the term of the Agency Agreement.

                                   SCHEDULE C

                         ANNUAL BUDGETS FOR 2003 - 2004

                             [Intentionally Omitted]

                                   SCHEDULE D

                          PERMITTED SERVICES TO TENANTS

o     After hours dock usage
o     After hours freight elevator usage
o Additional security services o Light bulb/ballast replacements o Locksmith services (keys, lock changes, etc.)
o     Security access cardkey replacements or additions (beyond initial move-in)
o     Moving of furniture/equipment or furniture reconfiguration
o     Delivery assistance
o     Hanging of pictures/bulletin boards
o     Installation of shelving or cabinets
o     Painting services
o     Carpentry services
o     Construction services
o     Property disposal
o     Day porter services (additional cleaning services)
o     Telecommunication/riser services
o     Additional signage
o Additional cleaning services (refrigerator cleaning, microwave cleaning, pantry/kitchen special cleaning, gym/health club cleaning, executive shower cleaning, purchase of additional cleaning or paper products, Saturday or Sunday additional cleaning services, etc.)
o     Carpet cleaning
o Electrical services (outlet installation, dedicated outlet, additional lighting, workstation wiring, etc.)
o Supplemental HVAC systems or upgrades/HVAC modifications to provide additional zones o Additional cable television services
o     Various  purchases/installations   requested  by  tenant  (examples  could
      include: purchase and installation of privacy partition in restrooms; purchasing of gondolas or other trash containers, etc.)
o     Parking garage services
o     Interior design or decorating
o     Day care/child care services
o Concierge services, to the extent the services provided are over and above the concierge services generally provided at the Property
o Maintenance in tenant's space, to the extent the maintenance provided is over and above the maintenance services generally provided at the Property
o Any other similar services the charges for which do not exceed market rates.